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Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Neurochem Inc.
We consent to the use in Amendment No. 1 to the registration statement on Form F-10 (Reg. No. 333-142770) of our audit report dated February 9, 2007 (except as to note 23, which is as of February 15, 2007), with respect to the consolidated balance sheets of Neurochem Inc. as at December 31, 2006 and 2005, and the consolidated statements of operations, deficit and cash flows for the years ended December 31, 2006, 2005 and 2004 and for the period from inception (June 17, 1993) to December 31, 2006, and our audit report dated February 9, 2007 on the related supplemental note entitled “Reconciliation to United States Generally Accepted Accounting Principles” in respect of Neurochem Inc.’s consolidated financial statements as at December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and for the period from inception (June 17, 1993) to December 31, 2006, both of which reports appear in the annual report on
Form 40-F/A filed with the Securities Exchange Commission on March 13, 2007 and are incorporated by reference herein, and to the reference to our firm under the heading “Independent Chartered Accountants” in the prospectus.
(Signed) KPMG LLP
Chartered Accountants
Montréal, Canada
May 23, 2007
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.